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                                                                Exhibit 10.26(b)
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                                PROMISSORY NOTE
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$10,000,000.00                                              Milwaukee, Wisconsin
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                                                            December 8, 1998
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For Value Received, M&I EastPoint Technology, Inc., a New Hampshire Corporation,
on demand promises to pay to the order of Marshall & Ilsley Corporation the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) or so much thereof as shall from time to time be disbursed to or for the benefit of M&I EastPoint Technoogy, Inc. Interest on the principal amount of this note shall be paid monthly with the first interest payment due on January 30, 1999, and subsequent payments shall be due and payable on the last day of each month, thereafter. Interest payments shall be determined by the sum, since the last interest payment, of multiplying the daily outstanding balance of this note by the rate equal to the average commercial paper rate plus 1/4% divided by 365 days.

Payments of both principal and interest are to be paid in lawful money of the United States of America at the offices of Marshall & Ilsley Corporation, 770 North Water Street, Milwaukee, Wisconsin 53202, or at such other place as the holder shall designate in writing to the maker.

The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this note, and consent that the holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this note, at the request of any other person liable hereon, and such consent shall not alter or diminish the liability of any person.





                                M&I EastPoint Technology Inc.

                                /s/ Michael A. Hatfield
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                                    Michael A. Hatfield, Secretary & Treasurer